Exhibit 10.32

First Amendment to the

Forbearance Agreement Entered Into By and Between

JR-HD Enterprises III, LLC and Electromedical Technologies, Inc.

This First Amendment to Forbearance Agreement (this “Agreement”) is entered into as of March 25, 2022, by and among JR-HD Enterprises III, LLC, a Delaware limited liability company (“JRD”) and Electromedical Technologies, Inc., a Delaware corporation (“EMED”). Both EMED and JRD may be collectively referred to as the “Parties.”

RECITALS

WHEREAS, on September 3, 2021, the Parties entered into a Forbearance Agreement, a copy of which is attached hereto and incorporated herein by reference as a material part hereof.

WHEREAS, the Forbearance Agreement, in pertinent part, provided that JRD would refrain and forebear from collecting the following Promissory Notes (“Notes”) for a period of six months, extending the respective maturity date of each Note as follows:

(i) July 21, 2020 in the principal amount of $107,500, 8% interest with a new maturity date of January 21, 2022;

(ii) August 4, 2020 in the principal amount of $215,000, 10% interest, with a new maturity date of February 4, 2022.

(iii) September 3, 2020 in the principal amount of $107,500, 8% interest, with a new maturity date of March 3, 2022;

(iv) November 3, 2020 in the principal amount of $244,852.94, 8% interest, with a new maturity date of May 3, 2022;

(v) December 3, 2020 in the principal amount of $110,000, 8% interest, with a new maturity date of June 3, 2022;

WHEREAS, EMED paid principal and interest due under the July 21, 2020 Note but did not pay outstanding principal and interest due on the August 4, 2020 Note by February 4, 2022.

WHEREAS, as consideration for the Forbearance Agreement, EMED agreed to issue to JRD that number of shares of EMED common stock equal to one hundred thousand dollars ($100,000), discounted by 25%, based on the previous 15-day average closing price of EMED’s common stock reported on OTC Markets (“Common Stock Issuance”). These shares remain unissued as of the date hereof.

WHEREAS, EMED and JRD negotiated in good faith to amend the Forbearance Agreement to further extend the maturity dates and payment terms for the remaining Notes, and to amend terms of the Common Stock Issuance, on the terms and conditions below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Forbearance. The Notes are hereby amended pursuant to Sections 5(f) of the respective Notes, to change the maturity dates of each Note to October 1, 2022 (the "Forbearance"), at which time all unpaid principal and interest due on each Note shall become due and payable. The Parties also confirm that any prepayment penalty is eliminated.

3. Amendment to Common Stock Issuance. The Parties agree to amend the Forbearance Agreement to delete the calculation of the Common Stock Issuance based upon that number of shares equal to one hundred thousand dollars ($100,000), discounted by 25%, based on the previous 15-day average closing price of EMED’s common stock reported on OTC Markets, and to replace it with EMED’s agreement to issue to JRD four million (4,000,000) common shares priced at $0.025 per share. The common stock will be unregistered and restricted and will carry with it the customary Rule 144 restrictive legend. The common stock cannot be sold in the public markets unless EMED either registers the common stock or determines that an exemption from registration exists, including Rule 144. For purposes of Rule 144(d), JRD’s previous payment of consideration for the stock issuance shall be the effective date of the Forbearance Agreement.

4. EMED Payment. As consideration for JRD’s continued forbearance, EMED agrees to make cash payments to JRD of thirty thousand dollars ($30,000.00) per month for six months, with the first payment having been made as of the date hereof.

EMED’s payments shall be credited first against principal due on the Notes, then to interest.

In the event that EMED does not make any of the scheduled payments, any unpaid amounts shall be added to the dollar value of shares issuable under 3(a) below.

a.  As additional consideration for this Amendment, EMED agrees to issue to JRD four million (4,000,000) common shares priced at $0.025 per share. The common stock will be unregistered and restricted and will carry with it the customary Rule 144 restrictive legend. The common stock cannot be sold in the public markets unless EMED either registers the common stock or determines that an exemption from registration exists, including Rule 144. For purposes of Rule 144(d), JRD’s previous payment of consideration for the stock issuance shall be the effective date of this Amendment.

5. Ratification of the Notes. The Notes, as amended by this Agreement, shall be and remain in full force and effect in accordance with their respective terms, and are hereby ratified and confirmed in all respects by the Parties. EMED acknowledges that it is unconditionally obligated to pay the outstanding balance of all principal and accrued interest and represents that such obligations are not subject to any defenses, rights of offset or counterclaims. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of JRD under the Notes in effect prior to the date hereof.

6. Failure to Comply. EMED understands that the forbearance shall terminate immediately upon any Event of Default after the expiration of the revised maturity dates in Section 2 above, and that in such case, JRD may seek all recourse available to it under the terms of the Notes, this Agreement, any other Transaction Document, or applicable law. For the avoidance of any doubt, the termination of the forbearance pursuant to this Section shall not terminate, limit, or modify any other provision of this Agreement.

7. Representations, Warranties and Agreements. In order to induce JRD to enter into this Agreement, EMED, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants, and agrees as follows: (a) EMED has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of EMED hereunder. (b) Any Event of Default which may have occurred under the Notes has not been, is not hereby, and shall not be deemed to be waived by JRD, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of EMED's obligations under this Agreement. The agreement of JRD to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of consent to, or condoning of, any other future default. For the avoidance of any doubt, the Forbearance described herein only applies to the Defaults, and shall not constitute a waiver or forbearance of any other rights or remedies available to JRD with respect to any other Events of Default under the Notes or other breach of the Notes or this Agreement by EMED. (c) All understandings, representations, warranties, and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. EMED acknowledges and agrees that JRD has been induced in part to enter into this Agreement based upon JRD's justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to EMED or which should be known to EMED which EMED has not disclosed to JRD on or prior to the date hereof which would or could materially and adversely affect the understandings of JRD expressed in this Agreement or any representation, warranty, or recital contained in this Agreement. (d) Except as expressly set forth in this Agreement, EMED acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of EMED under the terms of the Notes or any of the other Transaction Documents. (e) EMED has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against JRD, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Notes. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged, and released. EMED hereby acknowledges and agrees that the execution of this Agreement by JRD shall not constitute an acknowledgment of or admission by JRD of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted. (f) EMED hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by EMED (or had the opportunity to be represented by counsel). The Parties further acknowledge and agree that each has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with their respective counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm's length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision. (g) There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against EMED. (h) There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract, or other agreement binding on EMED, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance, or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement. (i) EMED is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering EMED insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

8. Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

9. Arbitration. By its execution of this Agreement, each party agrees to be bound by the Arbitration Provisions (as defined in Section 6.09 of the Securities Purchase Agreements) set forth as an exhibit to each Securities Purchase [or Note Purchase] Agreements and the parties agree to submit all Claims arising under this Agreement or any Transaction Document or other agreement between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions.

10. Governing Law; Venue. This Agreement, and all matters based upon, arising out of or relating in any way to the Notes or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the this Agreement, the Notes or the Transaction Documents as well as the interpretation, construction, performance and enforcement of this Agreement, the Notes and Transaction Documents, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles. Subject to Section 6.09, of the Securities Purchase [or Note Purchase] Agreements, each party consents, pursuant to Section 6.07 of the respective Securities Purchase [or Note Purchase] Agreements, to the jurisdiction of the State and Federal Courts in the State of New York, and each irrevocably submits to the jurisdiction of said courts and waive any objection to the convenience of such jurisdiction or venue.

11. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

12. Attorneys' Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator's or a court's power to award fees and expenses for frivolous or bad faith pleading.

13. No Reliance. EMED acknowledges and agrees that neither JRD nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to EMED or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the transaction documents and, in making its decision to enter into the transactions contemplated by this Agreement, EMED is not relying on any representation, warranty, covenant or promise of JRD or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

14. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

15. Entire Agreement. This Agreement, together with the transaction documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between EMED, JRD, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither JRD nor EMED makes any representation, warranty, covenant or undertaking with respect to such matters.

16. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by JRD hereunder may be assigned by JRD to a third party, including its financing sources, in whole or in part. EMED may not assign this Agreement or any of its obligations herein without the prior written consent of JRD.

18. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, each Note and each of the other transaction documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by JRD and EMED. If there is any conflict between the terms of this Agreement, on the one hand, and the Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

19. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

20. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to EMED or JRD shall be given as set forth in the "Notices" section of the Purchase Agreement.

21. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

22. Notices.  Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

if to EMED, to:

Electromedical Technologies, Inc.
Attn: Matthew Wolfson

16561 N. 92nd Street, Suite 101
Scottsdale, AZ 85260
Email: ceo@electromedtech.com

If to JRD, to:

JR-HD Enterprises III, LLC
Attn: Jeff Ramson
150 East 58th Street, 20th Floor
New York, NY 10155
Email: Jramson@pcgadvisory.com

With a copy, which shall not constitute notice, to:

Gerry Adler, Esq.
(646) 418-6454
Gerry Adler <gadler@aspllclaw.com>

Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

EMED:

ELECTROMEDICAL TECHNOLOGIES, INC.

By:
Name:	Matthew Wolfson
Title:	Principal Executive Officer, Sole Director

JR-HD ENTERPRISES III, LLC:

By:
Name:	Jeff Ramson
Title:	Manager